  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1996

                                                        REGISTRATION NO. 333-153

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                      TRUMP HOTELS & CASINO RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      7011
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                DELAWARE                               13-3818402
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)
                      MISSISSIPPI AVENUE AND THE BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 441-6060
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               NICHOLAS L. RIBIS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      TRUMP HOTELS & CASINO RESORTS, INC.
                      MISSISSIPPI AVENUE AND THE BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 441-6060
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                WITH COPIES TO:

         DANIEL D. RUBINO, ESQ.                  ROBERT M. PICKUS, ESQ.
        WILLKIE FARR & GALLAGHER                EXECUTIVE VICE PRESIDENT
          ONE CITICORP CENTER             TRUMP HOTELS & CASINO RESORTS, INC.
          153 EAST 53RD STREET            MISSISSIPPI AVENUE AND THE BOARDWALK
        NEW YORK, NEW YORK 10022            ATLANTIC CITY, NEW JERSEY 08401
             (212) 821-8000                          (609) 441-6060

 NICHOLAS F. MOLES, ESQ.   EMANUEL S. CHERNEY,      NICHOLAS P. SAGGESE, ESQ.
        SECRETARY                 ESQ.            SKADDEN, ARPS, SLATE, MEAGHER
 TAJ MAHAL HOLDING CORP. ANDREWS & KURTH L.L.P.               & FLOM
   1000 THE BOARDWALK     425 LEXINGTON AVENUE        300 SOUTH GRAND AVENUE
   ATLANTIC CITY, NEW      NEW YORK, NEW YORK               SUITE 3400
      JERSEY 08401                10017           LOS ANGELES, CALIFORNIA 90071
     (609) 449-5540          (212) 850-2800               (213) 687-5000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                        (continued on next page)

(continued from preceding page)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and concurrent with the merger (the "Merger") of a wholly owned subsidiary of Trump Hotels & Casino Resorts, Inc. (the "Registrant") with and into Taj Mahal Holding Corp. ("Taj Holding") pursuant to the Agreement and Plan of Merger, as amended, attached as Annex A to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement (the "Merger Agreement").

  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers against liabilities and expenses they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in or not opposed to the best interests of the corporation.

  Article IX of the THCR Certificate of Incorporation provides that THCR shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of THCR) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of THCR, or is or was serving at the request of THCR as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of THCR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of THCR, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of THCR) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by THCR in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by THCR as authorized in Article IX.

  No director or officer shall be personally liable to THCR or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

    (i) shall have breached his duty of loyalty to THCR or its stockholders;

    (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

    (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

    (iv) shall have derived an improper personal benefit.

  If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of THCR shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

  Each of the Executive Agreement between Trump and THCR and the Ribis Revised Plaza Agreement among Mr. Ribis, THCR and THCR Holdings, provides for the indemnification of such respective executive officer in connection with any claims made against the executive officer involving the performance of his duties, unless the claim is result of the gross negligence, willful conduct or bad faith of the executive officer.

  Pursuant to the Merger Agreement, for a period of six years after the Effective Time, each of Taj Holding, as the Surviving Corporation, and TM/GP will, and THCR will cause each of Taj Holding, as the Surviving Corporation, and TM/GP to, provide to the former officers and directors of Taj Holding (the "Taj Holding Indemnified Parties") indemnification as provided in the THCR Certificate of Incorporation and THCR By-Laws in effect as of the date of the Merger Agreement. In addition, THCR has agreed, and has agreed to cause Taj Holding, as the Surviving Corporation, and TM/GP to agree, that until six years from the Effective Time, unless otherwise required by law, the certificate of incorporation and by-laws of the Surviving Corporation and TM/GP shall not be amended, repealed or modified to reduce or limit the rights of indemnity afforded to the present and former directors, officers and employees of Taj Holding and TM/GP (including, without limitation, with respect to the Merger Transaction) or the ability of Taj Holding, as the Surviving Corporation, or TM/GP to indemnify such persons, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Merger Agreement further provides that for such six years after the Effective Time, Taj Holding, as the Surviving Corporation, and TM/GP shall, and THCR shall cause Taj Holding, as the Surviving Corporation, and TM/GP to purchase and maintain in effect directors' and officers' liability insurance policies covering the Taj Holding Indemnified Parties on terms no less favorable than the terms of the current insurance policies' coverage or, if such directors' and officers' liability insurance is unavailable for an amount not greater than 150% of the premium paid by Taj Holding (on an annualized basis) for directors' and officers' liability insurance during the period from January 1, 1996 to the Effective Time, Taj Holding, as the Surviving Corporation, and TM/GP shall obtain as much insurance as can be obtained for a premium not in excess (on an annualized basis) of such amount.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a)         EXHIBITS
   EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
   -----------                      ----------------------
    2.1(13)    Agreement and Plan of Merger, dated January 8, 1996, between
               Trump Hotels & Casino Resorts, Inc., Taj Mahal Holding Corp. and
               THCR Merger Corp.
    2.1.1(14)  Amended to Agreement and Plan of Merger, dated January 31, 1996, by and among Trump Hotels & Casino Resorts, Inc., Taj Mahal
               Holding Corp. and THCR Merger Corp.
    3.1(12)    Amended and Restated Certificate of Incorporation of Trump
               Hotels & Casino Resorts, Inc.
    3.2(12)    Amended and Restated By-Laws of Trump Hotels & Casino Resorts,
               Inc.
    4.1(7)     Mortgage Note Indenture, among Trump Plaza Funding, Inc., as issuer, Trump Plaza Associates, as guarantor, and First Bank
               National Association, as trustee.
    4.2(7)     Indenture of Mortgage, between Trump Plaza Associates, as
               mortgagor, and Trump Plaza Funding, Inc., as mortgagee.
    4.3(7)     Assignment Agreement between Trump Plaza Funding, Inc., and
               First Bank National Association, as trustee.
    4.4(7)     Assignment of Operating Assets from Trump Plaza Associates to
               Trump Plaza Funding, Inc.
    4.5(7)     Assignment of Leases and Rents from Trump Plaza Associates to
               Trump Plaza Funding, Inc.
    4.6(7)     Indenture of Mortgage between Trump Plaza Associates and First
               Bank National Association, as trustee.
    4.7(7)     Assignment of Leases and Rents from Trump Plaza Associates to
               First Bank National Association, as trustee.

   EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
   -----------                      ----------------------
    4.8(7)     Assignment of Operating Assets from Trump Plaza Associates to
               First Bank National Association, as trustee.
    4.9(7)     Trump Plaza Associates Note to Trump Plaza Funding, Inc.
    4.10(7)    Mortgage Note Certificate (included in Exhibit 4.1).
    4.11(7)    Pledge Agreement of Trump Plaza Funding, Inc., in favor and for the benefit of First Bank National Association, as trustee.
    4.12-4.16  Intentionally omitted.
    4.17(12)   Senior Secured Note Indenture between Trump Hotels & Casino
               Resorts Holdings, L.P. and Trump Hotels & Casino Resorts
               Funding, Inc., as issuers, and First Bank National Association, as trustee.
    4.18(12)   Senior Secured Note Certificate (included in Exhibit 4.17).
    4.19.1(12) Pledge Agreement, dated June 12, 1995, from Trump Hotels &
               Casino Resorts Holdings, L.P., as pledgor to First Bank National
               Association as collateral agent, on behalf of First Bank
               National Association in its respective capacities as trustees.
    4.19.2(12) Pledge Agreement, dated June 12, 1995, from Trump Hotels &
               Casino Resorts Holdings, L.P., as pledgor to First Bank National
               Association as trustee.
    4.19.3(12) Pledge Agreement, dated June 12, 1995, from Trump Plaza Holding
               Associates, as pledgor to First Bank National Association as collateral agent, on behalf of First Bank National Association in its respective capacities as trustees.
    4.19.4(12) Pledge Agreement, dated June 12, 1995, from Trump Plaza Holding,
               Inc. as pledgor to First Bank National Association as collateral agent, on behalf of First Bank National Association in its respective capacities as trustees.
    4.20       Intentionally omitted.
    4.21-4.23  Intentionally omitted.
    4.24(12)   Cash Collateral and Disbursement Agreement, dated June 12, 1995, among First Bank National Association, as disbursement agent,
               First Bank National Association, as trustee, and Trump Hotels &
               Casino Resorts Holdings, L.P. and Trump Hotels & Casino Resorts
               Funding, Inc., as issuers.
    4.25(11)   Certificate of Common Stock of Trump Hotels & Casino Resorts,
               Inc.
    5.1*       Opinion of Willkie Farr & Gallagher.
    8.1*       Opinion of Willkie Farr & Gallagher with respect to certain tax matters.
   10.1-10.6   Intentionally omitted.
   10.7(9)     Employment Agreement between Trump Plaza Associates and Barry
               Cregan.
   10.8-10.9   Intentionally omitted.
   10.10(3)    Agreement of Lease, dated as of July 1, 1980, by and between SSG
               Enterprises, as lessor and Atlantic City Seashore 2, Inc., as lessee, as SSG Enterprises' interest has been assigned to
               Seashore Four Associates, and as Atlantic City Seashore 2,
               Inc.'s interest has been, through various assignments, assigned to Trump Plaza Associates (with schedules).
   10.11(3)    Agreement of Lease, dated July 11, 1980, by and between Plaza
               Hotel Management Company, as lessor, and Atlantic City Seashore
               3, Inc., as lessee, as Atlantic City Seashore 3, Inc.'s interest has been, through various assignments, assigned to Trump Plaza
               Associates (with schedules).

   EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
   -----------                      ----------------------
   10.12(3)    Agreement of Lease, dated as of July 1, 1980, by and between
               Magnum Associates and Magnum Associates II, as lessor and
               Atlantic City Seashore 1, Inc., as lessee, as Atlantic City
               Seashore 1, Inc.'s interest has been, through various
               assignments, assigned to Trump Plaza Associates (with
               schedules).
   10.13-10.15 Intentionally omitted.
   10.16(1)    Trump Plaza Hotel and Casino Retirement Savings Plan effective as of November 1, 1986.
   10.17-10.20 Intentionally omitted.
   10.21(4)    Assignment of Lease, dated as of July 28, 1988, by and between
               Magnum Associates and Magnum Associates II, as assignor, Trump
               Seashore Associates, as assignee, and Trump Plaza Associates, as lessee.
   10.22-10.27 Intentionally omitted.
   10.28(2)    Option Agreement, dated as of February 2, 1993, between Donald
               J. Trump and Trump Plaza Associates.
   10.29       Intentionally omitted.
   10.30(5)    Amended and Restated Services Agreement between Trump Plaza
               Associates and Trump Plaza Management Corp.
   10.31-10.32 Intentionally omitted.
   10.33(6)    Mortgage from Donald J. Trump, as nominee, to Albert Rothenberg and Robert Rothenberg, dated October 3, 1983.
   10.34(6)    Intentionally omitted.
   10.35(6)    Mortgage from Trump Plaza Associates to The Mutual Benefit Life
               Insurance Company, dated October 5, 1990.
   10.35.1(6)  Collateral Assignment of Leases from Trump Plaza Associates to
               The Mutual Benefit Life Insurance Company, dated October 5,
               1990.
   10.36-10.37 Intentionally omitted.
   10.38(8)    Employment Agreement between Trump Plaza Associates and Nicholas
               L. Ribis.
   10.38.1(2)  Employment Agreement between Trump Hotels & Casino Resorts
               Holdings, L.P. and Nicholas L. Ribis (with exhibits).
   10.39(8)    Severance Agreement between Trump Plaza Associates and Robert M.
               Pickus.
   10.39.1     Employment Contract, dated July 7, 1995, between Trump Hotels &
               Casino Resorts Holdings, L.P. and Robert M. Pickus.
   10.40(10)   Employment Agreement, dated as of February 7, 1995, between
               Trump Plaza Associates and Kevin S. Smith.
   10.41(10)   Employment Agreement between Trump Plaza Associates and James A.
               Rigot.
   10.42(10)   Option and Right of First Offer Agreement between Trump Plaza
               Associates and Missouri Boardwalk Inc., dated June 24, 1993.
   10.43(10)   Lease between Donald J. Trump and Missouri Boardwalk Inc., dated
               June 24, 1993.
   10.44(10)   Sublease between Donald J. Trump and Missouri Boardwalk Inc., dated June 24, 1993.
   10.45       Intentionally omitted.
   10.46(12)   Executive Agreement among Donald J. Trump, Trump Hotels & Casino
               Resorts, Inc. and Trump Hotels & Casino Resorts Holdings, L.P.
   10.47(12)   1995 Stock Incentive Plan of Trump Hotels & Casino Resorts, Inc.

   EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
   -----------                             ----------------------
   10.48(11)     Sales and Construction Agreement, dated May 1, 1995, between Trump
                 Indiana, Inc. and Atlantic Marine, Inc.
   10.49(11)     Agreement of Sale, dated May 10, 1995, between Trump Indiana, Inc. and
                 Lehigh Portland Cement Company.
   10.50(11)     Acquisition Agreement, dated April 27, 1995, between Trump Oceanview, Inc.
                 and The New Jersey Sports and Exposition Authority.
   10.51(11)     Amended and Restated Partnership Agreement of Trump Hotels & Casino
                 Resorts Holdings, L.P.
   10.52(12)     Exchange and Registration Rights Agreement, dated June 12, 1995, between
                 Trump Hotels & Casino Resorts, Inc. and Donald J. Trump.
   10.53(12)     Contribution Agreement, dated June 12, 1995, between Trump Hotels & Casino
                 Resorts Holdings, L.P. and Donald J. Trump.
   10.54(12)     Trademark License Agreement, dated June 12, 1995, between Donald J. Trump and Trump Hotels & Casino Resorts, Inc.
   10.55(12)     Trademark Security Agreement, dated June 12, 1995, between Trump Hotels &
                 Casino Resorts, Inc. and Donald J. Trump.
   10.56(11)     Agreement of Sublease between Donald J. Trump and Time Warner
                 Entertainment Company, L.P., as amended.
   10.57         Intentionally omitted.
   10.58(12)     Promissory Note of Donald J. Trump in favor of Trump Hotels & Casino
                 Resorts Holdings, L.P.
   10.59*        First Amended and Restated Operating Agreement of Buffington Harbor
                 Riverboat, L.L.C. by and between Trump Indiana, Inc. and Barden-Davis
                 Casinos, L.L.C., dated as of October 31, 1995.
   10.60*        Loan and Security Agreement, by and between debis Financial Services, Inc.
                 and Trump Indiana, Inc., dated August 30, 1995.
   10.60.1*      Amendment Agreement to Loan and Security Agreement, by and between debis
                 Financial Services, Inc. and Trump Indiana, Inc., dated as of October 25,
                 1995.
   10.61*        Voting Agreement between Donald J. Trump and Trump Hotels & Casino
                 Resorts, Inc., dated January 8, 1996.
   21(11)        List of Subsidiaries of Trump Hotels & Casino Resorts, Inc.
   23.1*         Consent of Arthur Andersen LLP.
   23.2*         Intentionally omitted.
   23.3*         Consent of Willkie Farr & Gallagher (included in Exhibits 5.1 and 8.1).
   23.4*         Consent of Sterns & Weinroth.
   23.5*         Consent of Tabbert Hahn & Zanetis, P.C.
   23.6*         Consent of Donaldson, Lufkin & Jenrette Securities Corporation
   23.7*         Consent of Rothschild Inc.
   23.8*         Consent of Appraisal Group International.
   24.1*         Power of Attorney.
   27*           Financial Data Schedule of Trump Hotels & Casino Resorts, Inc.
   99.1*         Proxy Card for the Special Meeting of Stockholders of Trump Hotels &
                 Casino Resorts, Inc.
   99.2          Proxy Card for the Special Meeting of Stockholders of Taj Mahal Holding
                 Corp.
   99.3          Election Form for holders of Class A Common Stock of Taj Mahal Holding
                 Corp.

--------
 * Previously filed.

(1) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump Plaza Funding, Inc. for the year ended December 31, 1986.
(2) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump Plaza Funding, Inc. for the year ended December 31, 1992.
(3) Incorporated herein by reference to the identically numbered Exhibit in the Registration Statement on Form S-1, Registration No. 33-4604, of Trump Plaza Funding, Inc.
(4) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump Plaza Funding, Inc. for the fiscal year ended December 31, 1990.
(5) Previously filed in the Registration Statement on Form S-1, Registration No. 33-58608, of Trump Atlantic City Associates (formerly Trump Plaza Holding Associates).
(6) Incorporated herein by reference to the identically numbered Exhibit in the Registration Statement on Form S-1, Registration No. 33-58602, of Trump Plaza Funding, Inc. and Trump Plaza Associates.
(7) Incorporated herein by reference to the identically numbered Exhibit in the Registration Statement on Form S-1, Registration No. 33-58608, of Trump Atlantic City Associates (formerly Trump Plaza Holding Associates).
(8) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump Plaza Funding, Inc. and Trump Atlantic City Associates (formerly Trump Plaza Holding Associates) for the year ended December 31, 1993.
(9) Incorporated herein by reference to the identically numbered Exhibit in the Quarterly Report on Form 1O-Q of Trump Plaza Funding, Inc. for the quarter ended September 30, 1994.
(10) Incorporated herein by reference to the identically numbered Exhibit in the Annual Report on Form 10-K of Trump Plaza Funding, Inc. and Trump Atlantic City Associates (formerly Trump Plaza Holding Associates) for the year ended December 31, 1994.
(11) Incorporated herein by reference to the identically numbered Exhibit to the Registration Statement on Form S-1, Registration No. 33-90784, of Trump Hotels & Casino Resorts, Inc.
(12) Incorporated herein by reference to the identically numbered Exhibit in the Quarterly Report on Form 10-Q of Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P. and Trump Hotels & Casino Resorts Funding, Inc. for the quarter ended June 30, 1995.
(13) Incorporated herein by reference to the identically numbered Exhibit on the Current Report on Form 8-K of Trump Hotels & Casino Resorts, Inc., dated January 10, 1996.
(14) Incorporated herein by reference to the identically numbered Exhibit on the Current Report on Form 8-K of Trump Hotels & Casino Resorts, Inc., dated February 1, 1996.

  (B) FINANCIAL STATEMENT SCHEDULES

  SCHEDULE II--Valuation and Qualifying Accounts of Trump Hotels & Casino
              Resorts, Inc. for the period from inception (June 12, 1995) to December 31, 1995.

  SCHEDULE II--Valuation and Qualifying Accounts of Trump Atlantic City
              Associates and Trump Plaza Associates for the years ended December 31, 1993, 1994 and 1995.

  SCHEDULE II--Valuation and Qualifying Accounts of Trump Taj Mahal
              Associates and Trump Taj Mahal Funding, Inc. for the years ended December 31, 1993, 1994 and 1995.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes as follows:

    (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by any other Items of the applicable form.

    (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 12, 1996.

                                          TRUMP HOTELS & CASINO RESORTS, INC.

                                            /s/ Nicholas L. Ribis
                                          By __________________________________
                                            Name: Nicholas L. Ribis
                                            Title: President, Chief Executive
                                                   Officer and Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

                  *                    Chairman of the
-------------------------------------   Board of Directors      March 12, 1996
           DONALD J. TRUMP

        /s/ Nicholas L. Ribis          President, Chief
-------------------------------------   Executive Officer       March 12, 1996
          NICHOLAS L. RIBIS             and Director
                                        (principal
                                        executive and
                                        financial officer)

                  *                    Director
-------------------------------------                           March 12, 1996
          WALLACE B. ASKINS

                  *                    Director
-------------------------------------                           March 12, 1996
            DON M. THOMAS

                  *                    Director
-------------------------------------                           March 12, 1996
            PETER M. RYAN

                  *                    Senior Vice
-------------------------------------   President of            March 12, 1996
            JOHN P. BURKE               Corporate Finance
                                        (principal
                                        accounting officer)

         /s/ Nicholas L. Ribis
*By: ________________________________
           NICHOLAS L. RIBIS
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

   EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
   -----------                            ----------------------
   10.39.1       Employment Contract, dated July 7, 1995, between Trump Hotels & Casino
                 Resorts Holdings, L.P. and Robert M. Pickus.
   99.2          Proxy Card for the Special Meeting of Stockholders of Taj Mahal Holding
                 Corp.
   99.3          Election Form for holders of Class A Common Stock of Taj Mahal Holding
                 Corp.